Exhibit 99.2

BI-OPTIC VENTURES INC.

March 3, 2010 Trading Symbol: TSXV – BOV.H OTC – BOVKF

NON-BROKERED PRIVATE PLACEMENT

Vancouver, B.C. – MARCH 3, 2010 – Bi-Optic Ventures Inc. (the "Company") wishes to correct the share purchase warrant terms for its non-brokered private placement as previously announced on March 1, 2010.  The news release should have read that one share purchase warrant will entitle the holder thereof to acquire one additional common share of the Company at a price of $0.15 per share at any time prior to the date that is 12 months from the date of issuance and not 24 months.  All other terms with respect to the private placement remains unchanged.

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Chew”

Harry Chew

President

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Forward Looking Information: This news release may contain forward-looking statements including expectations of future production, cash flow and earnings. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated.

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